                                                                    EXHIBIT 99.1

               COHU REPORTS SECOND QUARTER 2003 OPERATING RESULTS

POWAY, Calif., July 23, 2003 -- Cohu, Inc. (NASDAQ:COHU) today announced that sales were $32.1 million for the second quarter ended June 30, 2003 compared to $38.3 million for the second quarter of 2002 and $31.1 million for the first quarter of 2003. Net income for the second quarter of 2003 was $4.1 million, or $.19 per share, compared to net income of $822,000, or $.04 per share for the second quarter of 2002 and a net loss of $1.4 million or $.07 per share in the first quarter of 2003. The quarter ended June 30, 2003 includes a pretax gain of $7.9 million from the sale of land held for future development and a pretax charge of $2.5 million from an impairment write-down of an equity investment. Cohu also recorded pretax charges to operations in the second quarter of 2003 of approximately $250,000 related to the consolidation of its Littleton, Massachusetts operations and $2.5 million for inventory.

Orders for the second quarter of 2003 were $43.7 million compared to $31.8 million for the first quarter of 2003. Backlog was $42.9 million at June 30, 2003 compared to $31.3 million at March 31, 2003. Second quarter 2003 sales of semiconductor test handling equipment accounted for 80% of total sales. Sales of television cameras and related equipment were 13% of sales and metal detection and microwave communications equipment contributed 7% of sales. Second quarter 2003 orders included 64% from semiconductor equipment, 9% from television cameras and 27% from metal detection and microwave communications equipment. Our June 30, 2003 backlog includes a significant amount of deferred revenue and other orders that we do not expect to be recognized as revenue in the third quarter of 2003.

James A. Donahue, President and Chief Executive Officer, stated, "We were pleased that a significant number of the new thermal upgrades to our Summit Handlers were accepted during the second quarter and this contributed to our improved operating performance. R & D costs were lower in Q2, in part because we completed the consolidation of our Columbus, Ohio operations into our Poway headquarters in April. Sentiment in the IC industry may be slightly improved, but we remain cautious about the balance of the year. We will continue to focus on new product development, efficient manufacturing, cost control and excellent customer support as we prepare for improved business conditions."

Cohu's Board of Directors approved a quarterly cash dividend of $.05 per share payable on November 3, 2003 to shareholders of record on September 12, 2003. Cohu has paid consecutive quarterly cash dividends since 1977.

Certain matters discussed in this release including statements concerning Cohu's expectations of industry conditions and future operations and financial results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers; goodwill and intangible asset write-downs due to impairment testing required by accounting standards; Cohu's ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; the effect of competitive products; the concentration of revenues from a limited number of customers; inventory write-downs; order cancellations; failure to obtain customer acceptance and recognize revenue; difficulties in integrating acquisitions and new technologies; and other risks addressed in Cohu's filings with the Securities and Exchange Commission including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

Cohu is a leading supplier of test handling solutions used by the global semiconductor industry as well as a supplier of closed circuit television, metal detection and microwave communications equipment.

Cohu will be conducting their conference call on Wednesday, July 23, 2003 at 2:00 PM Pacific Time. A webcast and replay of the call can be accessed at www.cohu.com. For press releases and other information of interest to investors, please visit Cohu's website at www.cohu.com. Contact: John Allen - Investor Relations (858) 848-8106.

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts) (unaudited)

                                                       THREE MONTHS ENDED         SIX MONTHS ENDED
                                                            JUNE 30                    JUNE 30
                                                            -------                    -------
                                                       2003          2002         2003          2002
                                                     --------      --------     --------      --------
Net sales                                            $ 32,084      $ 38,307     $ 63,163      $ 69,895
Cost and expenses:
 Cost of sales                                         21,109        22,920       41,805        42,467
 Research and development                               5,556         8,387       12,494        15,958
 Selling, general and administrative                    6,028         6,400       11,943        12,515
                                                     --------      --------     --------      --------
                                                       32,693        37,707       66,242        70,940
                                                     --------      --------     --------      --------
Income (loss) from operations                            (609)          600       (3,079)       (1,045)
Gain from sale of land                                  7,873            --        7,873            --
Investment impairment writedown                        (2,500)           --       (2,500)           --
Interest income                                           442           722        1,142         1,488
                                                     --------      --------     --------      --------
Income before income taxes                              5,206         1,322        3,436           443
Income tax provision                                    1,100           500          700           200
                                                     --------      --------     --------      --------
Net income                                           $  4,106      $    822     $  2,736      $    243
                                                     ========      ========     ========      ========
Income per share:                                    $    .19      $    .04     $    .13      $    .01
 Basic
 Diluted                                             $    .19      $    .04     $    .13      $    .01
Weighted average shares used in computing
 income per share:
 Basic                                                 21,098        20,750       21,005        20,685
 Diluted                                               21,631        21,690       21,457        21,626
                                                     ========      ========     ========      ========

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)                          JUNE 30,   December 31,
                                                      2003         2002
                                                    --------   ------------
Assets:
Current assets:
 Cash and investments                               $111,199     $107,184
 Accounts receivable                                  18,792       18,267
 Inventories                                          30,110       24,317
 Deferred taxes and other                             16,030       16,530
                                                    --------     --------
                                                     176,131      166,298
Note receivable                                        8,978        9,184
Property, plant & equipment, net                      31,229       33,770
Other assets, primarily goodwill                       9,828       12,551
                                                    --------     --------
    Total assets                                    $226,166     $221,803
                                                    ========     ========
Liabilities & Stockholders' Equity:
Current liabilities:
 Deferred profit                                    $  6,177     $  5,231
 Other current liabilities                            19,503       20,528
                                                    --------     --------
                                                      25,680       25,759
Deferred taxes and other noncurrent liabilities        5,944        5,950
Stockholders' equity                                 194,542      190,094
                                                    --------     --------
    Total liabilities & equity                      $226,166     $221,803
                                                    ========     ========

For press releases and other information of interest to investors, please visit Cohu's website at www.cohu.com Contact: John Allen - Investor Relations (858) 848-8106